November 11, 1998


Empire Industries, Inc.
501 Daniel Street
Tarboro, North Carolina

Re:  Seventh Amendment and Waiver of Events of Default

Gentlemen:

         Reference is made to that certain Loan and Security Agreement (as amended, the "Loan Agreement") dated as of May 29, 1996 among Empire Industries, Inc., LaSalle National Bank as collateral agent and administrative agent ("Agent") for itself ("LaSalle") and each other lender now or hereafter a party to the Loan Agreement (LaSalle and each such other lender are sometimes collectively referred to as "Lenders").

         Borrower has informed Agent and Lenders that it has breached the tangible net worth covenant set forth in Paragraph 12(o) of the Loan Agreement as of September 30, 1998 (the "Existing Event of Default") and has requested that Agent and Lenders agree (i) to waive the Existing Event of Default and (ii) amend the tangible net worth covenant for the period from October 1, 1998 through June 30, 1999. Agent and Lenders are willing to do so on the terms and subject to the conditions set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Agent and Lenders hereby waive the Existing Event of Default and hereby agree that the Minimum Tangible Net Worth requirement set forth in Paragraph 12(o) of the Loan Agreement shall be amended to be equal to Borrower's actual Tangible Net Worth as of September 30, 1998 as set forth in the financial statements delivered with respect to such date, for the period from October 1, 1998 through June 30, 1999. Except as expressly amended hereby for the period set forth above Paragraph 12(o) of the Loan Agreement shall remain unchanged.

         2. Except as expressly agreed herein, the Loan Agreement and Exhibit A thereto remain unchanged and of full force and effect in accordance with the terms thereof.

                         LASALLE NATIONAL BANK, as Collateral Agent,
                         Administrative Agent and Lender

                         By      /s/ Robert Corsentino
                                 --------------------------
                         Its     Senior Vice President

Consented and agreed to this 11th day of November 1998.

CONGRESS FINANCIAL CORPORATION (CENTRAL), as a
Lender

By     /s/ Brett Mook
       ---------------------------
Its     Vice President

THE CIT GROUP/CREDIT FINANCE, INC., as a Lender

By    /s/ Terrance Shope
      ----------------------------
Its    Vice President

FINOVA CAPITAL CORPORATION, as a Lender

By    /s/ Bruce Mettel
      ----------------------------
Its    Authorized Signer

Accepted and agreed to this 11th day of November, 1998


EMPIRE INDUSTRIES, INC.

By    /s/ William H. Craig
      ----------------------------
Its    Executive V.P. & CFO

The undersigned Guarantor hereby acknowledges that it has read the foregoing amendment and all previous amendments and hereby reaffirms its guaranty of the obligations of Borrower this 11th day of November, 1998.


EMPIRE OF CAROLINA, INC.

By    /s/ William H. Craig
      ----------------------------
Its    Executive V.P. & CFO